Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-172406 and 333-214142) and on Forms F-3 (No. No. 333-176437 and No. 333-214141) of our report dated June 29, 2018 relating to the financial statements of Century Skyway Limited, which appears in SGOCO Group, Ltd.’s Report on Form 6-K/A filed on June 29, 2018.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

Hong Kong, China

June 29, 2018